UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: October 2, 2009

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on October 2, 2009, EnteroMedics Inc. (the “Company”) entered into a Securities Purchase Agreement with certain institutional investors for the sale of 6,161,068 shares of its common stock, par value $0.01 per share, in a “registered direct” offering, at a purchase price of $0.80 per share, for gross proceeds of approximately $4,928,854, before deducting estimated offering expenses (the “Offering”). Canaccord Adams Inc. (“Canaccord”) acted as sole placement agent for the Offering. The Offering is expected to close on October 7, 2009, subject to certain customary closing conditions.

On October 2, 2009, the Company entered into an engagement letter with Canaccord relating to its service as placement agent for the Offering and, on October 4, 2009, the parties entered into an amendment to the engagement letter (the engagement letter, as amended, herein collectively referred to as the “Engagement Letter”). Pursuant to the Engagement Letter, the Company has agreed to pay Canaccord a placement agent fee equal to 6% of the gross proceeds from sales covered by the Engagement Letter and to issue warrants to purchase shares of common stock equal to 2% of the shares sold in such transaction. Canaccord has agreed, with respect to the Offering, that payment of of such fee will be made upon the earlier of the completion of the Company’s next equity financing of at least $1.0 million, or upon the completion of a change in control transaction or sale of 50% or more of the Company’s assets. It has also waived the warrant portion of its fee with respect to the Offering. In addition, the Company has granted Canaccord the right to act as its exclusive financial advisor for all sales of equity securities, mergers and acquisitions and other financial advisory services until the deferred fee has been paid in full.

Pursuant to the Engagement Letter, the Company has also agreed not to sell, contract to sell or otherwise dispose of or issue any of its securities for a period of ninety days from the date of the Offering, without Canaccord’s prior written consent, except for the issuance of securities pursuant to previously issued options, existing agreements providing for anti-dilution or other stock purchase or share issuance rights, existing or duly adopted benefit plan or similar plan or any technology license agreement, strategic alliance or joint venture. In addition, the Company has agreed to indemnify Canaccord against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the placement agent may be required to make in respect of such liabilities.

The foregoing summary of the terms of the Engagement Letter is subject to, and qualified in its entirety by, the engagement letter and the amendment to the engagement letter, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

5.1	Opinion of Dorsey & Whitney LLP.

10.1	Engagement Letter, dated October 2, 2009.

10.2	Amendment to Engagement Letter, dated October 2, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/S/ GREG S. LEA
Greg S. Lea
Senior Vice President and Chief Financial Officer

Date: October 7, 2009

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Dorsey & Whitney LLP.

10.1	Engagement Letter, dated October 2, 2009.

10.2	Amendment to Engagement Letter, dated October 4, 2009.